As filed with the Securities and Exchange Commission on May 15, 1998
                                                        Registration No. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        STERLING CHEMICALS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                        76-0185186
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                         Identification No.)

                                1200 Smith Street
                                   Suite 1900
                            Houston, Texas 77002-4312
                                 (713) 650-3700
               (Address, including zip code, and telephone number
                         of Principal Executive Offices)

                        STERLING CHEMICALS HOLDINGS, INC.
                     OMNIBUS STOCK AWARDS AND INCENTIVE PLAN
                                  (As Amended)
                            (Full title of the plan)


                                 David G. Elkins
                         Vice President, General Counsel
                                  and Secretary
                                1200 Smith Street
                                   Suite 1900
                            Houston, Texas 77002-4312
                                 (713) 650-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                  --------------------------------------------

                                    copy to:
                            Thomas M. Hart III, Esq.
                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002
                  --------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                                        Proposed
                                                                         Proposed       Maximum
                                                                         Maximum        Aggregate
             Title of Securities                    Amount to be      Offering Price    Offering        Amount of
               to be Registered                     Registered(1)      Per Share(2)     Price(2)    Registration Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per share           1,000,000 Shares        $8.25       $8,250,000.00   $2,433.75
--------------------------------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee, based on the closing price of the Common Stock on May 11, 1998 of $8.25.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Sterling Chemicals Holdings, Inc. (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1997; and

                  (b) The Company's Quarterly Report on Form 10-Q, as amended, for the fiscal quarter ended December 31, 1997; and

                  (c) The Company's Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 1998; and

                  (d) The description of the Company's common stock, par value $0.01 per share, contained in the Company's registration statement on Form 8-A (File No. 1-10059) filed with the Commission on September 22, 1988.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VIII of the Company's Restated Bylaws ("Article VIII") provides for indemnification to the maximum extent permitted under the laws of the State of Delaware; however, absent the affirmative vote of a majority of the Board of Directors, no indemnification may be made to any person (i) for amounts actually paid to such person pursuant to one or more policies of directors and officers liability insurance maintained by the Company or other funding arrangement provided by the Company, (ii) in respect of remuneration paid to such person if it is determined by a final judgment or other final adjudication that payment of such remuneration was in violation of applicable law, (iii) on account of such person's conduct which is finally adjudged to constitute willful misconduct or to have been knowingly fraudulent, deliberately dishonest or from which such person derives an improper personal benefit, or (iv) on account of any suit in which final judgment is rendered against such person for an accounting of profits made from the sale or purchase by such person of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act. Indemnification under Article VIII covers the advancement of expenses, including attorneys fees. Article VIII constitutes a continuing offer to all present and future directors and officers of the Company.

         In addition, Article VI of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify its officers, directors and certain employees to the fullest extent permitted by law. Also, the Company has entered into separate indemnification agreements with each of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The  information   required  by  Item  7  is  not  applicable  to  this
Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number     Description

4.1        Restated  Certificate  of  Incorporation  of the  Company  (filed  as
           Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

4.2 Restated Bylaws of the Company (filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and incorporated herein by reference).

4.3 Sterling Chemicals Holdings, Inc. Omnibus Stock Awards and Incentive Plan, as amended (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 and incorporated herein by reference).

4.4 Stockholders Agreement (filed as Exhibit 4.10 to the Registration Statement on Form S-1/A of STX Acquisition Corp. and STX Chemicals Corp. (File No. 333-04343) (filed with the Commission on July 3, 1996 and incorporated herein by reference).

4.5 First Amendment to Sterling Chemicals Holdings, Inc. Stockholder's Agreement (filed as Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 and incorporated herein by reference).

4.6 Registration Rights Agreement (filed as Exhibit 4.11 to the Registration Statement on Form S-1/A of STX Acquisition Corp. and STX Chemicals Corp. (File No. 333-04343) (filed with the Commission on July 3, 1996 and incorporated herein by reference).

4.7 Amended and Restated Voting Agreement (filed as Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

4.8 Tag-Along Agreement (filed as Exhibit 4.13 to the Registration Statement on Form S-1/A of STX Acquisition Corp. and STX Chemicals Corp. (File No. 333-04343) (filed with the Commission on August 12, 1996 and incorporated herein by reference).

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

15.1* Letter relating to unaudited Interim Financial Information from Deloitte & Touche LLP.

23.1*      Consent of Deloitte & Touche LLP.

23.2*      Consent of Coopers & Lybrand L.L.P.

23.3*      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
           Exhibit 5.1 to this Registration Statement).

24.1* Powers of Attorney (set forth on the signature page of this Registration Statement).

----------------------------
*filed herewith

ITEM 9.    UNDERTAKINGS

           The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration

Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of May, 1998.

                        STERLING CHEMICALS HOLDINGS, INC.



                                    By:  /s/ PETER W. DE LEEUW
                                       ----------------------------
                                       Peter W. De Leeuw
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of STERLING CHEMICALS HOLDINGS, INC. (the "Company") hereby constitutes and appoints Peter W. De Leeuw, Gary M. Spitz and David G. Elkins, and each one of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE 15TH DAY OF MAY, 1998.




        Signature                                    Title
        ---------                                    -----


   /s/ FRANK P. DIASSI               Chairman of the Board of Directors
---------------------------
     Frank P. Diassi



  /s/ PETER W. DE LEEUW              President, Chief Executive Officer
---------------------------          and Director (Principal Executive Officer)
    Peter W. De Leeuw



   /s/ ROBERT W. ROTEN               Vice Chairman of the Board of Directors
---------------------------
     Robert W. Roten

   /s/ ALLAN R. DRAGONE               Director
---------------------------
     Allan R. Dragone


  /s/ JOHN L. GARCIA                  Director
--------------------------
      John L. Garcia


                                      Director
--------------------------
     Frank J. Hevrdejs


  /s/ T. HUNTER NELSON                Director
--------------------------
     T. Hunter Nelson


  /s/ GEORGE J. DAMIRIS               Director
--------------------------
     George J. Damiris


  /s/ ROLF H. TOWE                    Director
--------------------------
       Rolf H. Towe



  /s/ GARY M. SPITZ                   Vice President and Chief Financial Officer
--------------------------           (Principal Financial Officer)
       Gary M. Spitz



  /s/ PAUL G. VANDERHOVEN             Controller (Principal Accounting Officer)
-------------------------
      Paul G. Vanderhoven

INDEX TO EXHIBITS

Exhibit
Number     Description
------     -----------

4.1        Restated  Certificate  of  Incorporation  of the  Company  (filed  as
           Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

4.2 Restated Bylaws of the Company (filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 and incorporated herein by reference).

4.3 Sterling Chemicals Holdings, Inc. Omnibus Stock Awards and Incentive Plan, as amended (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 and incorporated herein by reference).

4.4 Stockholders Agreement (filed as Exhibit 4.10 to the Registration Statement on Form S-1/A of STX Acquisition Corp. and STX Chemicals Corp. (File No. 333-04343) (filed with the Commission on July 3, 1996 and incorporated herein by reference).

4.5 First Amendment to Sterling Chemicals Holdings, Inc. Stockholder's Agreement (filed as Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 and incorporated herein by reference).

4.6 Registration Rights Agreement (filed as Exhibit 4.11 to the Registration Statement on Form S-1/A of STX Acquisition Corp. and STX Chemicals Corp. (File No. 333-04343) (filed with the Commission on July 3, 1996 and incorporated herein by reference).

4.7 Amended and Restated Voting Agreement (filed as Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference).

4.8 Tag-Along Agreement (filed as Exhibit 4.13 to the Registration Statement on Form S-1/A of STX Acquisition Corp. and STX Chemicals Corp. (File No. 333-04343) (filed with the Commission on August 12, 1996 and incorporated herein by reference).

5.1* Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

15.1* Letter relating to unaudited Interim Financial Information from Deloitte & Touche LLP.

23.1*      Consent of Deloitte & Touche LLP.

23.2*      Consent of Coopers & Lybrand L.L.P.

23.3*      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as
           Exhibit 5.1 to this Registration Statement).

24.1* Powers of Attorney (set forth on the signature page of this Registration Statement).

----------------------------
*filed herewith